Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-268663 on Form F-3, Registration Statement No. 333-266031 on Post Effective Amendment No. 1 to Form F-1 on Form F-3, Registration Statements No. 333-278813 and No. 333-275745 on Form S-8 of our report dated April 29, 2025, relating to the consolidated financial statements of Imperial Petroleum Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.
Athens, Greece
April 29, 2025